Exhibit 99.1

Investor Contact:	Laura Graves Polycom, Inc. 1.408.586.4271 laura.graves@polycom.com

Press Contact:	Shawn Dainas Polycom, Inc. 1.408.586.3768 shawn.dainas@polycom.com

Polycom Appoints Two New Board Members

Robert J. Frankenberg and Martha Helena Bejar Bring Decades of Management Experience with

Leading Global Technology Companies Including Novell, Hewlett-Packard,

Microsoft, Wipro Infocrossing and Encanto Networks

SAN JOSE, Calif. – Oct. 23, 2013 – Polycom, Inc. (Nasdaq: PLCM), the global leader in open, standards-based unified communication and collaboration (UC&C), today appointed Robert J. Frankenberg and Martha Helena Bejar to the Polycom Board of Directors, effective immediately. Frankenberg is the owner of NetVentures, a management consulting firm focused on the high tech industry, and previously held both the CEO and Chairman roles at Novell and Encanto Networks. Bejar is currently CEO and Board Director of Flow Mobile, an innovative new broadband services company, and previously held leadership positions at Wipro Infocrossing and Microsoft. The additions of Frankenberg and Bejar increase the Polycom Board to seven members.

“I am delighted to welcome Martha and Robert to the Polycom Board of Directors. They bring a wealth of expertise from their leadership at some of the world’s leading technology companies,” said Kevin Parker, interim CEO and Chairman of the Board, Polycom. “Polycom is in a great position with loyal customers, top-notch partners, and the most innovative voice and video collaboration solutions in the market. Martha and Robert understand dynamic and fast-moving markets, and their operational experience makes them great additions to our board as Polycom looks to drive near-term operational efficiency and long-term growth.”

“I’m passionate about Polycom’s voice and video technology, including recent software advancements to help drive further usage of video collaboration,” said Robert Frankenberg, owner of NetVenture and former CEO of Novell. “I look forward to working closely with Kevin and the board and contributing to the future success of Polycom.”

“Polycom is leading the way with innovative collaboration solutions that are transforming the way people and industries work around the world,” said Martha Helena Bejar, CEO and Board Director, Flow Mobile. “Polycom has built a strong global customer base, and I’m excited to work with the board and leadership team to help Polycom continue to evolve in the market.”

Robert Frankenberg Brings Decades of Experience in Software and Technology Industries

Frankenberg currently heads NetVentures, a management consulting firm he founded in 1996 that focuses on the high tech industry, and previously was Chairman of Kinzan, a leading provider of Internet services platforms that was sold in 2004. From 1994 to 1996, Frankenberg was Chairman and CEO of Novell, one of the largest networking software companies in the world, where he led the business through a major strategy change to focus the company on the network software business. After Novell, Frankenberg served for more than three years as Chairman, President, and CEO of eBusiness software and services provider Encanto Networks through the sale of its major business to Avaya.

Prior to Novell and Encanto Networks, Frankenberg was Vice President & Group General Manager of Hewlett-Packard’s Personal Information Products Group, responsible for the personal computer, server, networking, and other office software and consumer product lines. Under his leadership, HP’s PC business moved from #26 in market share to #7, and the team he built took HP to the #1 position after he left for Novell. Frankenberg joined HP as a manufacturing technician and moved up through engineering and management positions.

Frankenberg is currently on the Board of Directors of Nuance Communications, SQLStream, Sylvan Source, Veracity Networks and Wave Systems, and serves on the board of Robert Redford’s Sundance Institute and Westminster College Board of Trustees. He is a former member of many other boards including San Jose State University Advisory, Stanford Business School Alumni, National Semiconductor, AOL, Encanto Networks, PowerQuest, Secure Computing and Starlight Networks.

Frankenberg is a summa cum laude Computer Engineering graduate from San Jose State University, graduate of Stanford’s Graduate School of Business executive program, and four-year member of the U.S. Air Force. He has received numerous honors and awards including the Air Force Commendation Medal, Smithsonian Jefferson Scholar, Distinguished Utahan, SJSU College of Engineering Distinguished Graduate and Silicon Valley Engineering Hall of Fame inductee.

Martha Helena Bejar Brings Mobile, Infrastructure and Vertical Market Experience to Polycom Board

Bejar joined Flow Mobile as CEO and Board Director in 2012. Flow Mobile has developed a 4G technology alternative to LTE that can provide wide area coverage at an affordable cost, in order to bring broadband service to underserved and unserved towns across the country. Prior to joining Flow Mobile, Bejar was Chairperson and CEO of Wipro Infocrossing (a Wipro Company) from 2011 to 2012, responsible for the strategic and operational management of the Infrastructure Technology Outsourcing business at Infocrossing. She also led Wipro’s government relations program, education initiatives in the U.S., and go-to-market strategy for its Private Equity business. Bejar joined Wipro in 2009 as President, Global Sales and Operations for Wipro’s IT business and was responsible for the global sales strategy.

Between 2007 and 2009, Bejar worked at Microsoft, where she was Corporate Vice President for the Communications Sector. Before Microsoft, she served as Nortel’s president of the Caribbean and Latin America (CALA) region from 2004 to 2007 and was responsible for sales, operations, and marketing. Prior to Nortel, Bejar held numerous technical and commercial positions at BellSouth Corp. and Bell Communications Research.

Bejar holds a B.S. in Industrial Engineering from the University of Miami and an MBA from Nova Southeastern University in Fort Lauderdale, Fla. She is also a graduate of the Advanced Management Program at Harvard University Business School.

About Polycom

Polycom is the global leader in open, standards-based unified communications and collaboration (UC&C) solutions for voice and video collaboration, trusted by more than 415,000 customers around the world. Polycom solutions are powered by the Polycom® RealPresence® Platform, comprehensive software infrastructure and rich APIs that interoperate with the broadest set of communication, business, mobile and cloud applications and devices to deliver secure face-to-face video collaboration in any environment. Polycom and its ecosystem of over 7,000 partners provide truly unified communications solutions that deliver the best user experience, highest multi-vendor interoperability, and lowest TCO. Visit www.polycom.com or connect with us on Twitter, Facebook, and LinkedIn to learn how we’re pushing the greatness of human collaboration forward.

Forward Looking Statements and Risk Factors

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding near term operational efficiency and long-term growth. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners; the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do; potential fluctuations in results and future growth rates; risks associated with global economic conditions and external market factors; the market acceptance of our products and changing market demands, including demands for differing technologies or product and services offerings; our ability to successfully integrate our acquisitions into our business; possible delays in the development, availability and shipment of new products due to engineering, manufacturing or other delays; increasing costs and differing uses of capital; changes in key personnel that may cause disruption to the business; the impact of restructuring actions; and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

© 2013 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom logo, and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.